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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


                COURT DENIES ICU MEDICAL REQEUST FOR PRELIMINARY
                                   INJUNCTION

         AUGUST 5, 2004, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced that the United States Court for the Central District of California denied the Company's request for a preliminary injunction against Alaris Medical Systems, Inc. ICU Medical filed suit against Alaris on June 16, 2004. The lawsuit asserts that Alaris is infringing ICU Medical's patent in the manufacture and sale of the SmartSite and SmartSite Plus needle-free valves and systems.

"Preliminary injunctions are rarely granted," stated Dr. George Lopez, Chairman and President of ICU Medical. "This denial of preliminary injunction only means that Alaris will be able to continue to sell the products while the case is in the courts." Dr. Lopez continued, "Our Company will continue to vigorously protect and enforce our patents using all remedies provided by law to which we believe we are entitled." ICU Medical seeks a permanent injunction against Alaris, monetary damages, and its attorneys' fees and costs.


CONTACT: Francis J. O'Brien
         Chief Financial Officer
         ICU Medical, Inc.
         (949) 366-2183

         John F. Mills
         Managing Director
         Integrated Corporate Relations
         (310) 395-2215